Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 26, 2026
FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$293.2 million	$2.59	$428.7 million	3.51%	55.7%	$67.20
				46.5%[1], adjusted for deposit costs	$61.29[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance delivered exceptional results to close out 2025, highlighted by record net interest income, revenues, and PPNR¹. Outstanding loan and deposit growth, gathering strength in commercial banking non-interest income, improved efficiency, and a steady net interest margin were key factors behind our solid operating leverage and strong financial performance. These results position us to sustain a strong earnings trajectory in 2026," said Kenneth A. Vecchione, President and Chief Executive Officer. "Impressive quarterly loan growth of $2.0 billion boosted total assets to approximately $93 billion and PPNR¹ by 35.4% annualized to $429 million. Asset quality remained steady as total criticized assets declined $8 million quarterly. Overall, we achieved earnings per share of $2.59 for the quarter, 32.8% higher than Q4 2024, which resulted in a return on assets of 1.23%, a return on tangible common equity[1] of 16.9%, while tangible book value per share[1] rose 17.3% year-over-year to $61.29."
"Our full year results directly reflect the success of our credit and deposit platforms, while maintaining our commitment to sound asset quality management. Net charge-offs to average loans were 0.24% for the year, with a nonperforming assets to total assets ratio of 0.69%. Our net revenue growth drove a substantial increase in earnings as PPNR[1] climbed 25.9% over the prior year to $1.4 billion, with net income of $991 million and earnings per share up 23.1% to $8.73.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $293.2 million and earnings per share of $2.59, up 12.6% and 13.6%, from $260.5 million and $2.28, respectively
▪Net revenue of $980.9 million, an increase of 4.6%, or $42.7 million, compared to an increase in non-interest expenses of 1.4%, or $7.8 million
▪Pre-provision net revenue1 of $428.7 million, up $34.9 million from $393.8 million
▪Effective tax rate of 17.6%, compared to 17.0%
▪Net income of $990.6 million and earnings per share of $8.73, up 25.8% and 23.1%, from $787.7 million and $7.09, respectively
▪Net revenue of $3.5 billion, an increase of 12.0%, or $380.9 million, compared to an increase in non-interest expenses of 4.3%, or $86.7 million
▪Pre-provision net revenue1 of $1.4 billion, up $294.2 million from $1.1 billion
▪Effective tax rate of 17.9%, compared to 20.5%

FINANCIAL POSITION RESULTS:
▪HFI loans of $58.7 billion, up $2.0 billion, or 3.6%
▪Total deposits of $77.2 billion, down $88 million due to seasonality
▪HFI loan-to-deposit ratio of 76.0%, up from 73.3%
▪Total equity of $7.9 billion, up $256 million, or 3.3%
▪Increase in HFI loans of $5.0 billion, or 9.3%
▪Increase in total deposits of $10.8 billion, or 16.3%
▪HFI loan-to-deposit ratio of 76.0%, down from 80.9%
▪Increase in total equity of $1.2 billion, or 18.5%

LOANS AND ASSET QUALITY:
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.85%, decreased from 0.92%
▪Criticized loans of $1.3 billion, down $15 million
▪Repossessed assets of $137 million, up $7 million from $130 million
▪Annualized net loan charge-offs to average loans outstanding of 0.31%, compared to 0.22%
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.85% decreased from 0.89%
▪Criticized loans of $1.3 billion, down $73 million
▪Repossessed assets of $137 million, up $85 million from $52 million
▪Net loan charge-offs to average loans outstanding of 0.24%, compared to 0.18%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.51%, decreased from 3.53%
▪Return on average assets and on tangible common equity1 of 1.23% and 16.9%, compared to 1.13% and 15.6%, respectively
▪Tangible common equity ratio1 of 7.3%, increased from 7.1%
▪CET 1 ratio of 11.0%, compared to 11.3%
▪Tangible book value per share1, net of tax, of $61.29, an increase of 4.7% from $58.56
▪Efficiency ratio1 of 55.7% and adjusted efficiency ratio1 of 46.5%, compared to 57.4% and 47.8%, respectively
▪Share repurchases of $57.5 million, or 0.7 million shares at $79.55 per share
▪Net interest margin of 3.51%, decreased from 3.58%
▪Return on average assets and on tangible common equity1 of 1.12% and 15.3%, compared to 0.99% and 14.0%, respectively
▪Tangible common equity ratio1 of 7.3%, increased from 7.2%
▪CET 1 ratio of 11.0%, compared to 11.3%
▪Tangible book value per share1, net of tax, of $61.29, an increase of 17.3% from $52.27
▪Efficiency ratio1 of 58.9% and adjusted efficiency ratio1 of 50.2%, compared to 63.2% and 53.1%, respectively
▪Share repurchases of $68.1 million, or 0.8 million shares at $80.82 per share
1     See Reconciliation of Non-GAAP Financial Measures starting on page 16.

Income Statement
Net interest income totaled $766.2 million in the fourth quarter 2025, an increase of $15.8 million, or 2.1%, from $750.4 million in the third quarter 2025, and an increase of $99.7 million, or 15.0%, compared to the fourth quarter 2024. The increase in net interest income from the third quarter 2025 was largely due to higher average interest earning asset balances. The increase in net interest income from the fourth quarter 2024 was driven by an increase in average interest earning asset balances and lower rates on interest bearing liabilities, partially offset by decreased yields on interest earning assets.
The Company recorded a provision for credit losses of $73.0 million in the fourth quarter 2025, a decrease of $7.0 million from $80.0 million in the third quarter 2025, and an increase of $13.0 million from $60.0 million in the fourth quarter 2024. The provision for credit losses during the fourth quarter 2025 was primarily driven by higher net charge-offs of $44.6 million and loan growth.
The Company’s net interest margin was 3.51% in the fourth quarter 2025, a decrease from 3.53% in the third quarter 2025, and an increase from 3.48% in the fourth quarter 2024. Net interest margin decreased from the third quarter 2025 due to lower yields on interest earning assets, partially offset by lower rates on deposits and short-term borrowings. The decrease in net interest margin from the fourth quarter 2024 was primarily driven by the impact of a lower rate environment on interest earning asset yields, partially offset by lower rates on interest bearing liabilities.
Non-interest income was $214.7 million for the fourth quarter 2025, compared to $187.8 million for the third quarter 2025, and $171.9 million for the fourth quarter 2024. The increase in non-interest income of $26.9 million from the third quarter 2025 was primarily due to increases in service charges and fees of $33.1 million and net gain on mortgage loan origination and sale activities of $15.6 million. These increases were partially offset by a decrease in net loan servicing (loss) revenue of $20.5 million. The increase in non-interest income of $42.8 million from the fourth quarter 2024 was primarily driven by increases in service charges and fees, net gain on mortgage loan origination and sale activities, and other non-interest income, primarily due to an increase in rental income from OREO properties. These increases were partially offset by a decrease in net loan servicing (loss) revenue.
Net revenue totaled $980.9 million for the fourth quarter 2025, an increase of $42.7 million, or 4.6%, compared to $938.2 million for the third quarter 2025, and an increase of $142.5 million, or 17.0%, compared to $838.4 million for the fourth quarter 2024.
Non-interest expense was $552.2 million for the fourth quarter 2025, compared to $544.4 million for the third quarter 2025, and $519.0 million for the fourth quarter 2024. The increase in non-interest expense of $7.8 million from the third quarter 2025 was primarily due to increases of $8.2 million in salaries and employee benefits and $5.5 million in both legal, professional, and directors' fees and business development and marketing expenses, partially offset by decreases of $7.7 million in other non-interest expense, primarily related to OREO properties, and $6.8 million in insurance costs. The increase in non-interest expense of $33.2 million from the fourth quarter 2024 was primarily attributable to increased salaries and employee benefits of $36.3 million and data processing costs of $9.6 million, partially offset by decreased insurance costs of $19.0 million. The Company’s efficiency ratio, adjusted for deposit costs1, was 46.5% for the fourth quarter 2025, compared to 47.8% in the third quarter 2025, and 51.1% for the fourth quarter 2024.
Income tax expense was $62.5 million for the fourth quarter 2025, compared to $53.3 million for the third quarter 2025, and $42.5 million for the fourth quarter 2024. The increase in income tax expense from the third quarter 2025 and the fourth quarter 2024 was primarily driven by increased pre-tax income.
Net income was $293.2 million for the fourth quarter 2025, an increase of $32.7 million from $260.5 million for the third quarter 2025, and an increase of $76.3 million from $216.9 million for the fourth quarter 2024. Earnings per share totaled $2.59 for the fourth quarter 2025, compared to $2.28 for the third quarter 2025, and $1.95 for the fourth quarter 2024.
The Company believes its pre-provision net revenue1 ("PPNR") is a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the fourth quarter 2025, the Company’s PPNR1 was $428.7 million, up $34.9 million from $393.8 million in the third quarter 2025, and up $109.3 million from $319.4 million in the fourth quarter 2024.
The Company had 3,769 full-time equivalent employees and 57 offices at December 31, 2025, compared to 3,701 full-time equivalent employees and 57 offices at September 30, 2025, and 3,524 full-time equivalent employees and 56 offices at December 31, 2024.

1    See Reconciliation of Non-GAAP Financial Measures starting on page 16.

Balance Sheet
HFI loans, net of deferred fees, totaled $58.7 billion at December 31, 2025, compared to $56.6 billion at September 30, 2025, and $53.7 billion at December 31, 2024. The increase in HFI loans of $2.0 billion from the prior quarter was primarily driven by an increase of $2.2 billion in commercial and industrial loans, partially offset by a decrease in commercial real estate non-owner occupied loans of $147 million. The increase in HFI loans of $5.0 billion from December 31, 2024 was primarily driven by increases of $4.8 billion, $472 million, and $326 million in commercial and industrial, commercial real estate non-owner occupied, and residential real estate loans, respectively, partially offset by decreases of $424 million and $142 million in construction and land development and commercial real estate owner occupied loans, respectively. HFS loans totaled $3.5 billion at December 31, 2025 and September 30, 2025, and $2.3 billion at December 31, 2024. The increase in HFS loans of $1.2 billion from December 31, 2024 was primarily driven by increases of $793 million, $204 million, and $132 million in government-insured or guaranteed, agency-conforming, and non-agency mortgage loans, respectively.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.78%, 0.78%, and 0.70% at December 31, 2025, September 30, 2025, and December 31, 2024, respectively. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.87% at December 31, 2025, 0.85% at September 30, 2025, and 0.77% at December 31, 2024. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.1 billion, $8.2 billion, and $8.6 billion as of December 31, 2025, September 30, 2025, and December 31, 2024, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.8 million as of December 31, 2025 and September 30, 2025, and $11.4 million as of December 31, 2024. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 1.01% at December 31, 2025, 1.00% at September 30, 2025, and 0.92% at December 31, 2024.
Deposits totaled $77.2 billion at December 31, 2025, a decrease of $88 million from September 30, 2025, and an increase of $10.8 billion from $66.3 billion at December 31, 2024. By deposit type, the decrease from the prior quarter is primarily attributable to a decrease of $2.3 billion from non-interest bearing deposits, partially offset by increases of $2.0 billion and $234 million in interest-bearing demand deposits and certificates of deposit, respectively. The modest $88 million decrease reflects not only changes in customer deposit mix, but also the fourth-quarter seasonal runoff in mortgage related balances, which accounted for a $3.1 billion decrease. From December 31, 2024, non-interest bearing, savings and money market, and interest-bearing demand deposits increased $5.5 billion, $3.4 billion, and $2.5 billion, respectively, partially offset by a decrease in certificates of deposit of $605 million. Non-interest bearing deposits totaled $24.4 billion at December 31, 2025, compared to $26.6 billion at September 30, 2025, and $18.8 billion at December 31, 2024.
The table below shows the Company's deposit types as a percentage of total deposits:

	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Non-interest bearing	31.5%	34.5%	28.4%
Interest-bearing demand	23.9	21.3	23.9
Savings and money market	31.9	31.9	32.0
Certificates of deposit	12.7	12.4	15.7
The Company’s ratio of HFI loans to deposits was 76.0% at December 31, 2025, compared to 73.3% at September 30, 2025, and 80.9% at December 31, 2024.
Borrowings totaled $5.2 billion at December 31, 2025, $3.9 billion at September 30, 2025, and $5.6 billion at December 31, 2024. Borrowings increased $1.4 billion from September 30, 2025 driven by a $2.9 billion increase in short-term borrowings, partially offset by a $1.5 billion decrease in long-term borrowings. Borrowings decreased $333 million from December 31, 2024, reflecting a $1.0 billion decrease in long-term borrowings, partially offset by an increase in short-term borrowings of $696 million.
Qualifying debt totaled $1.1 billion at December 31, 2025, compared to $681 million and $899 million at September 30, 2025 and December 31, 2024, respectively. The increase in qualifying debt from September 30, 2025 was primarily due to the issuance of $400 million of subordinated debt during the quarter ended December 31, 2025. The increase in qualifying debt from December 31, 2024 was primarily due to the issuance of $400 million of subordinated debt, partially offset by the repayment of $225 million of subordinated debt during the quarter ended June 30, 2025.
Total equity was $7.9 billion at December 31, 2025, compared to $7.7 billion at September 30, 2025, and $6.7 billion at December 31, 2024. The increase in total equity from the prior quarter was primarily due to net income of $293.2 million and net AOCI gains of $65 million, partially offset by cash dividends paid during the fourth quarter, comprised of $46.1 million or $0.42 per common share, $3.2 million or $0.27 per depositary share, and $7.1 million on preferred stock of the Company's REIT subsidiary. In addition, the Company repurchased 0.7 million shares for $57.5 million during the fourth quarter of 2025 under the Company's $300 million share repurchase program. The increase in equity from December 31, 2024 was primarily driven by net income and the issuance of preferred stock from the Company's REIT subsidiary, partially offset by dividends to stockholders and share repurchases.
The Company's common equity tier 1 capital ratio was 11.0% at December 31, 2025, compared to 11.3% at September 30, 2025 and December 31, 2024. At December 31, 2025, tangible common equity, net of tax1, was 7.3% of tangible assets1 and total capital was 14.5% of risk-weighted assets. The Company’s tangible book value per share1 was $61.29 at December 31, 2025, an increase of 4.7% from $58.56 at September 30, 2025, and an increase of 17.3% from $52.27 at December 31, 2024. The increase in tangible book value per share from September 30, 2025 and December 31, 2024 was primarily attributable to net income.

Total assets increased $1.8 billion, or 2.0%, to $92.8 billion at December 31, 2025 from $91.0 billion at September 30, 2025, and increased 14.6% from $80.9 billion at December 31, 2024. The increase in total assets from September 30, 2025 was primarily driven by increased HFI loans and investment securities, partially offset by a decrease in cash. The increase in total assets from December 31, 2024 was primarily driven by increases in HFI and HFS loans and investment securities.

Asset Quality
Provision for credit losses totaled $73.0 million for the fourth quarter 2025, compared to $80.0 million for the third quarter 2025, and $60.0 million for the fourth quarter 2024. Net loan charge-offs in the fourth quarter 2025 totaled $44.6 million, or 0.31% of average loans (annualized), compared to $31.1 million, or 0.22%, in the third quarter 2025, and $34.1 million, or 0.25%, in the fourth quarter 2024.
Nonaccrual loans decreased $22 million to $500 million during the quarter and increased $24 million from December 31, 2024. Loans past due 90 days and still accruing interest totaled $66 million at December 31, 2025, $49 million at September 30, 2025, and zero at December 31, 2024 (excluding government guaranteed loans of $290 million, $282 million, and $326 million, respectively). Loans past due 30-89 days and still accruing interest totaled $108 million at December 31, 2025, a decrease from $196 million at September 30, 2025, and an increase from $92 million at December 31, 2024 (excluding government guaranteed loans of $145 million, $149 million, and $183 million, respectively). Criticized loans of $1.3 billion decreased $15 million during the quarter and decreased $73 million from December 31, 2024.
Repossessed assets totaled $137 million at December 31, 2025, compared to $130 million at September 30, 2025, and $52 million at December 31, 2024. Classified assets of $1.1 billion at December 31, 2025 decreased $41 million from September 30, 2025, and increased $79 million from December 31, 2024.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 13.3% at December 31, 2025, compared to 14.3% at September 30, 2025, and 14.2% at December 31, 2024.

1     See Reconciliation of Non-GAAP Financial Measures starting on page 16.
2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter and full year 2025 financial results at 12:00 p.m. ET on Tuesday, January 27, 2026. Participants may access the call by dialing 1-833-470-1428 and using access code 336835 or via live audio webcast using the website link https://events.q4inc.com/attendee/372994694. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET January 27th through 1:00 p.m. ET February 3rd by dialing 1-866-813-9403, using access code 931710.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits, liquidity and funding, changes in economic conditions and related impacts on the Company's business, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; any adverse determination by a court regarding the Cantor Group V loan and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, Member FDIC, is a leading national bank for business that puts customers first, delivering tailored business banking solutions and consumer products backed by outstanding, personalized service and specific expertise in more than 30 industries and sectors. With $90 billion in assets and offices nationwide, Western Alliance has ranked as a top U.S. bank by American Banker and Bank Director since 2016. In 2025, Western Alliance Bancorporation was #2 for Best CEO, Best CFO and Best Company Board of Directors on Extel’s All-America Executive Team Midcap Banks list. For more information on offerings, subsidiaries and affiliates, visit www.westernalliancebank.com or follow Western Alliance Bank on LinkedIn.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2025	2024	Change %
				(in millions)
Total assets				$92,774	$80,934	14.6%
Loans held for sale				3,498	2,286	53.0
HFI loans, net of deferred fees				58,677	53,676	9.3
Investment securities				20,438	15,095	35.4
Total deposits				77,159	66,341	16.3
Borrowings				5,240	5,573	(6.0)
Qualifying debt				1,076	899	19.7
Total equity				7,946	6,707	18.5
Tangible common equity, net of tax (1)				6,711	5,755	16.6
Common equity Tier 1 capital				7,002	6,311	10.9

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2025	2024	Change %	2025	2024	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,217.4	$1,138.6	6.9%	$4,692.9	$4,541.1	3.3%
Interest expense	451.2	472.1	(4.4)	1,828.1	1,922.2	(4.9)
Net interest income	766.2	666.5	15.0	2,864.8	2,618.9	9.4
Provision for credit losses	73.0	60.0	21.7	224.1	145.9	53.6
Net interest income after provision for credit losses	693.2	606.5	14.3	2,640.7	2,473.0	6.8
Non-interest income	214.7	171.9	24.9	678.2	543.2	24.9
Non-interest expense	552.2	519.0	6.4	2,111.7	2,025.0	4.3
Income before income taxes	355.7	259.4	37.1	1,207.2	991.2	21.8
Income tax expense	62.5	42.5	47.1	216.6	203.5	6.4
Net income	293.2	216.9	35.2	990.6	787.7	25.8
Net income attributable to noncontrolling interest	7.1	—	NM	21.6	—	NM
Net income attributable to Western Alliance	286.1	216.9	31.9	969.0	787.7	23.0
Dividends on preferred stock	3.2	3.2	—	12.8	12.8	—
Net income available to common stockholders	$282.9	$213.7	32.4	$956.2	$774.9	23.4
Diluted earnings per common share	$2.59	$1.95	32.8	$8.73	$7.09	23.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2025	2024	Change %	2025	2024	Change %
Diluted earnings per common share	$2.59	$1.95	32.8%	$8.73	$7.09	23.1%
Book value per common share	67.20	58.24	15.4
Tangible book value per common share, net of tax (1)	61.29	52.27	17.3
Average common shares outstanding (in millions):
Basic	108.4	108.7	(0.3)	108.8	108.6	0.2
Diluted	109.3	109.6	(0.3)	109.5	109.3	0.2
Common shares outstanding	109.5	110.1	(0.5)

Selected Performance Ratios:
Return on average assets (2)	1.23%	1.04%	18.3%	1.12%	0.99%	13.1%
Return on average tangible common equity (1, 2)	16.9	14.6	15.8	15.3	14.0	9.3
Net interest margin (2)	3.51	3.48	0.9	3.51	3.58	(2.0)
Efficiency ratio (1)	55.7	61.2	(9.0)	58.9	63.2	(6.8)
Efficiency ratio, adjusted for deposit costs (1)	46.5	51.1	(9.0)	50.2	53.1	(5.5)
HFI loan to deposit ratio	76.0	80.9	(6.1)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.31%	0.25%	24.0%	0.24%	0.18%	33.3%
Nonaccrual loans to funded HFI loans	0.85	0.89	(4.5)
Nonaccrual loans and repossessed assets to total assets	0.69	0.65	6.2
Allowance for loan losses to funded HFI loans	0.78	0.70	11.4
Allowance for loan losses to nonaccrual HFI loans	92	79	16.5
Allowance for credit losses to nonaccrual HFI loans	102	87	17.2

Capital Ratios:
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Tangible common equity (1)	7.3%	7.1%	7.2%
Common Equity Tier 1 (3)	11.0	11.3	11.3
Tier 1 Leverage ratio (3)	8.2	8.1	8.1
Tier 1 Capital (3)	12.1	12.4	11.9
Total Capital (3)	14.5	14.2	14.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2025 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in millions, except per share data)
Interest income:
Loans	$936.2	$915.2	$3,679.8	$3,629.1
Investment securities	221.6	179.4	822.8	711.0
Other	59.6	44.0	190.3	201.0
Total interest income	1,217.4	1,138.6	4,692.9	4,541.1
Interest expense:
Deposits	383.5	387.2	1,537.8	1,600.2
Qualifying debt	9.0	9.4	32.8	38.0
Borrowings	58.7	75.5	257.5	284.0
Total interest expense	451.2	472.1	1,828.1	1,922.2
Net interest income	766.2	666.5	2,864.8	2,618.9
Provision for credit losses	73.0	60.0	224.1	145.9
Net interest income after provision for credit losses	693.2	606.5	2,640.7	2,473.0
Non-interest income:
Service charges and fees	73.6	39.7	194.3	109.6
Net gain on mortgage loan origination and sale activities	91.1	67.9	255.5	206.3
Net loan servicing (loss) revenue	(1.4)	24.7	77.8	121.5
Income from bank owned life insurance	11.8	12.1	46.0	27.8
Gain on sales of investment securities	7.4	7.2	29.4	17.4
Fair value gain adjustments, net	3.5	2.4	12.9	7.5
Income (loss) from equity investments	12.2	11.1	18.1	38.2
Other	16.5	6.8	44.2	14.9
Total non-interest income	214.7	171.9	678.2	543.2
Non-interest expenses:
Salaries and employee benefits	201.7	165.4	757.5	631.1
Deposit costs	171.2	174.5	630.5	693.2
Data processing	48.9	39.3	187.2	149.7
Legal, professional, and directors' fees	33.6	28.7	115.9	109.4
Insurance	17.7	36.7	117.5	164.8
Occupancy	19.7	19.6	70.6	73.1
Loan servicing expenses	17.7	17.8	69.2	68.1
Loan acquisition and origination expenses	7.9	5.7	26.2	21.5
Business development and marketing	11.1	11.1	28.7	32.7
Other	22.7	20.2	108.4	81.4
Total non-interest expense	552.2	519.0	2,111.7	2,025.0
Income before income taxes	355.7	259.4	1,207.2	991.2
Income tax expense	62.5	42.5	216.6	203.5
Net income	293.2	216.9	990.6	787.7
Net income attributable to noncontrolling interest	7.1	—	21.6	—
Net income attributable to Western Alliance	286.1	216.9	969.0	787.7
Dividends on preferred stock	3.2	3.2	12.8	12.8
Net income available to common stockholders	$282.9	$213.7	$956.2	$774.9

Earnings per common share:
Diluted shares	109.3	109.6	109.5	109.3
Diluted earnings per share	$2.59	$1.95	$8.73	$7.09

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(in millions, except per share data)
Interest income:
Loans	$936.2	$948.3	$914.3	$881.0	$915.2
Investment securities	221.6	231.7	201.5	168.0	179.4
Other	59.6	45.5	38.6	46.6	44.0
Total interest income	1,217.4	1,225.5	1,154.4	1,095.6	1,138.6
Interest expense:
Deposits	383.5	398.2	377.8	378.3	387.2
Qualifying debt	9.0	6.3	8.2	9.3	9.4
Borrowings	58.7	70.6	70.8	57.4	75.5
Total interest expense	451.2	475.1	456.8	445.0	472.1
Net interest income	766.2	750.4	697.6	650.6	666.5
Provision for credit losses	73.0	80.0	39.9	31.2	60.0
Net interest income after provision for credit losses	693.2	670.4	657.7	619.4	606.5
Non-interest income:
Service charges and fees	73.6	40.5	39.7	40.5	39.7
Net gain on mortgage loan origination and sale activities	91.1	75.5	39.4	49.5	67.9
Net loan servicing (loss) revenue	(1.4)	19.1	38.3	21.8	24.7
Income from bank owned life insurance	11.8	11.8	11.0	11.4	12.1
Gain on sales of investment securities	7.4	8.5	11.4	2.1	7.2
Fair value gain adjustments, net	3.5	8.3	0.1	1.0	2.4
Income (loss) from equity investments	12.2	7.8	2.9	(4.8)	11.1
Other	16.5	16.3	5.5	5.9	6.8
Total non-interest income	214.7	187.8	148.3	127.4	171.9
Non-interest expenses:
Salaries and employee benefits	201.7	193.5	179.9	182.4	165.4
Deposit costs	171.2	175.1	147.4	136.8	174.5
Data processing	48.9	48.1	45.0	45.2	39.3
Legal, professional, and directors' fees	33.6	28.1	25.3	28.9	28.7
Insurance	17.7	24.5	37.4	37.9	36.7
Occupancy	19.7	16.8	16.9	17.2	19.6
Loan servicing expenses	17.7	15.0	20.1	16.4	17.8
Loan acquisition and origination expenses	7.9	7.3	5.8	5.2	5.7
Business development and marketing	11.1	5.6	6.1	5.9	11.1
Other	22.7	30.4	30.8	24.5	20.2
Total non-interest expense	552.2	544.4	514.7	500.4	519.0
Income before income taxes	355.7	313.8	291.3	246.4	259.4
Income tax expense	62.5	53.3	53.5	47.3	42.5
Net income	293.2	260.5	237.8	199.1	216.9
Net income attributable to noncontrolling interest	7.1	7.1	7.4	—	—
Net income attributable to Western Alliance	286.1	253.4	230.4	199.1	216.9
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$282.9	$250.2	$227.2	$195.9	$213.7

Earnings per common share:
Diluted shares	109.3	109.8	109.6	109.6	109.6
Diluted earnings per share	$2.59	$2.28	$2.07	$1.79	$1.95

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(in millions)
Assets:
Cash and due from banks	$3,596	$5,756	$2,767	$3,279	$4,096
Investment securities	20,438	18,841	18,601	15,868	15,095
Loans held for sale	3,498	3,502	3,022	3,238	2,286
Loans held for investment:
Commercial and industrial	27,928	25,734	24,920	24,117	23,128
Commercial real estate - non-owner occupied	10,340	10,487	10,255	10,040	9,868
Commercial real estate - owner occupied	1,683	1,682	1,749	1,787	1,825
Construction and land development	4,055	4,065	4,526	4,504	4,479
Residential real estate	14,652	14,651	14,465	14,275	14,326
Consumer	19	27	24	38	50
Loans HFI, net of deferred fees	58,677	56,646	55,939	54,761	53,676
Allowance for loan losses	(461)	(440)	(395)	(389)	(374)
Loans HFI, net of deferred fees and allowance	58,216	56,206	55,544	54,372	53,302
Mortgage servicing rights	1,494	1,213	1,044	1,241	1,127
Premises and equipment, net	442	416	365	361	361
Operating lease right-of-use asset	131	134	130	125	128
Other assets acquired through foreclosure, net	137	130	218	51	52
Bank owned life insurance	1,057	1,045	1,033	1,022	1,011
Goodwill and other intangibles, net	649	651	653	656	659
Other assets	3,116	3,076	3,348	2,830	2,817
Total assets	$92,774	$90,970	$86,725	$83,043	$80,934
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$24,353	$26,628	$22,997	$22,009	$18,846
Interest bearing:
Demand	18,416	16,422	15,674	15,507	15,878
Savings and money market	24,586	24,627	22,231	21,728	21,208
Certificates of deposit	9,804	9,570	10,205	10,078	10,409
Total deposits	77,159	77,247	71,107	69,322	66,341
Borrowings	5,240	3,862	6,052	4,151	5,573
Qualifying debt	1,076	681	678	898	899
Operating lease liability	160	164	160	154	159
Accrued interest payable and other liabilities	1,193	1,326	1,321	1,303	1,255
Total liabilities	84,828	83,280	79,318	75,828	74,227
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,095	2,140	2,136	2,125	2,120
Retained earnings	5,607	5,371	5,165	4,980	4,826
Accumulated other comprehensive loss	(344)	(409)	(482)	(478)	(534)
Total Western Alliance stockholders' equity	7,653	7,397	7,114	6,922	6,707
Noncontrolling interest in subsidiary	293	293	293	293	—
Total equity	7,946	7,690	7,407	7,215	6,707
Total liabilities and equity	$92,774	$90,970	$86,725	$83,043	$80,934

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$440.4	$394.7	$388.6	$373.8	$356.6
Provision for credit losses (1)	64.8	76.8	35.7	40.6	51.3
Recoveries of loans previously charged-off:
Commercial and industrial	1.7	0.7	0.6	1.0	0.1
Commercial real estate - non-owner occupied	—	—	5.1	0.6	—
Commercial real estate - owner occupied	0.4	—	—	0.1	0.2
Construction and land development	1.5	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	0.1	—	—	—	—
Total recoveries	3.7	0.7	5.7	1.7	0.3
Loans charged-off:
Commercial and industrial	28.9	12.4	17.0	13.0	24.8
Commercial real estate - non-owner occupied	10.7	12.9	17.4	14.5	9.6
Commercial real estate - owner occupied	—	—	0.2	—	—
Construction and land development	8.6	6.3	0.6	—	—
Residential real estate	—	—	0.1	—	—
Consumer	0.1	0.2	—	—	—
Total loans charged-off	48.3	31.8	35.3	27.5	34.4
Net loan charge-offs	44.6	31.1	29.6	25.8	34.1
Balance, end of period	$460.6	$440.4	$394.7	$388.6	$373.8

Allowance for unfunded loan commitments
Balance, beginning of period	$42.3	$39.2	$35.1	$39.5	$37.6
Provision for (recovery of) credit losses (1)	7.3	3.1	4.1	(4.4)	1.9
Balance, end of period (2)	$49.6	$42.3	$39.2	$35.1	$39.5

Components of the allowance for credit losses on loans
Allowance for loan losses	$460.6	$440.4	$394.7	$388.6	$373.8
Allowance for unfunded loan commitments	49.6	42.3	39.2	35.1	39.5
Total allowance for credit losses on loans	$510.2	$482.7	$433.9	$423.7	$413.3

Net charge-offs to average loans - annualized	0.31%	0.22%	0.22%	0.20%	0.25%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.78%	0.78%	0.71%	0.71%	0.70%
Allowance for credit losses to funded HFI loans (3)	0.87	0.85	0.78	0.77	0.77
Allowance for loan losses to nonaccrual HFI loans	92	84	92	86	79
Allowance for credit losses to nonaccrual HFI loans	102	92	102	94	87
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. For the three months ended December 31, 2025, provision for credit losses for HTM investment securities totaled $0.9 million. The allowance for credit losses on HTM investment securities totaled $12.9 million as of December 31, 2025.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.8 million as of December 31, 2025 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$500	$522	$427	$451	$476
Nonaccrual loans to funded HFI loans	0.85%	0.92%	0.76%	0.82%	0.89%
Repossessed assets	$137	$130	$218	$51	$52
Nonaccrual loans and repossessed assets to total assets	0.69%	0.72%	0.74%	0.60%	0.65%

Loans Past Due
Loans past due 90 days, still accruing (1)	$66	$49	$51	$44	$—
Loans past due 90 days, still accruing to funded HFI loans	0.11%	0.09%	0.09%	0.08%	—%
Loans past due 30 to 89 days, still accruing (2)	$108	$196	$175	$182	$92
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.18%	0.35%	0.31%	0.33%	0.17%

Other credit quality metrics
Special mention loans	$325	$292	$444	$460	$392
Special mention loans to funded HFI loans	0.55%	0.52%	0.79%	0.84%	0.73%

Classified loans on accrual	$450	$476	$615	$693	$480
Classified loans on accrual to funded HFI loans	0.77%	0.84%	1.10%	1.27%	0.89%
Classified assets	$1,088	$1,129	$1,261	$1,195	$1,009
Classified assets to total assets	1.17%	1.24%	1.45%	1.44%	1.25%
(1)    Excludes government guaranteed residential mortgage loans of $290 million, $282 million, $326 million, $275 million, and $326 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $145 million, $149 million, $168 million, $161 million, and $183 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2025			September 30, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,195	$75.2	5.74%	$5,009	$77.1	6.11%
Loans HFI:
Commercial and industrial	26,246	415.1	6.32	25,216	410.9	6.51
CRE - non-owner occupied	10,454	182.5	6.93	10,473	190.8	7.23
CRE - owner occupied	1,695	24.0	5.74	1,688	25.2	6.05
Construction and land development	4,003	82.5	8.17	4,233	88.8	8.32
Residential real estate	14,690	156.6	4.23	14,557	155.1	4.23
Consumer	21	0.3	5.34	24	0.4	7.43
Total HFI loans (1), (2), (3), (4)	57,109	861.0	6.01	56,191	871.2	6.18
Investment securities:
Taxable	17,690	197.8	4.44	17,794	208.2	4.64
Tax-exempt	2,212	23.8	5.39	2,193	23.5	5.32
Total investment securities (1)	19,902	221.6	4.54	19,987	231.7	4.72
Cash and other	5,633	59.6	4.20	4,147	45.5	4.35
Total interest earning assets	87,839	1,217.4	5.54	85,334	1,225.5	5.74
Non-interest earning assets
Cash and due from banks	462			397
Allowance for credit losses	(459)			(414)
Bank owned life insurance	1,049			1,038
Other assets	5,310			4,957
Total assets	$94,201			$91,312
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$17,374	$102.2	2.33%	$16,071	$101.4	2.50%
Savings and money market	24,113	180.9	2.98	23,373	189.4	3.21
Certificates of deposit	9,834	100.4	4.05	10,124	107.4	4.21
Total interest-bearing deposits	51,321	383.5	2.96	49,568	398.2	3.19
Short-term borrowings	3,243	33.7	4.13	2,577	30.2	4.66
Long-term debt	1,723	25.0	5.75	2,905	40.4	5.52
Qualifying debt	845	9.0	4.27	678	6.3	3.63
Total interest-bearing liabilities	57,132	451.2	3.13	55,728	475.1	3.38
Interest cost of funding earning assets			2.04			2.21
Non-interest-bearing liabilities
Non-interest-bearing deposits	27,524			26,438
Other liabilities	1,681			1,539
Equity	7,864			7,607
Total liabilities and equity	$94,201			$91,312
Net interest income and margin (5)		$766.2	3.51%		$750.4	3.53%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.9 million and $9.7 million for the three months ended December 31, 2025 and September 30, 2025, respectively.
(2)    Included in the yield computation are net loan fees of $25.0 million and $28.1 million for the three months ended December 31, 2025 and September 30, 2025, respectively
(3) Interest income includes a reduction for earnings credits totaling $56.6 million and $64.9 million for the three months ended December 31, 2025 and September 30, 2025, respectively.
(4)    Includes non-accrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,195	$75.2	5.74%	$4,542	$67.3	5.90%
Loans HFI:
Commercial and industrial	26,246	415.1	6.32	22,708	382.8	6.76
CRE - non-owner occupied	10,454	182.5	6.93	9,883	184.1	7.42
CRE - owner occupied	1,695	24.0	5.74	1,826	27.7	6.14
Construction and land development	4,003	82.5	8.17	4,571	100.1	8.72
Residential real estate	14,690	156.6	4.23	14,424	152.3	4.20
Consumer	21	0.3	5.34	52	0.9	6.57
Total loans HFI (1), (2), (3), (4)	57,109	861.0	6.01	53,464	847.9	6.34
Investment securities:
Taxable	17,690	197.8	4.44	13,550	155.0	4.55
Tax-exempt	2,212	23.8	5.39	2,269	24.4	5.36
Total investment securities (1)	19,902	221.6	4.54	15,819	179.4	4.67
Cash and other	5,633	59.6	4.20	3,481	44.0	5.03
Total interest earning assets	87,839	1,217.4	5.54	77,306	1,138.6	5.91
Non-interest earning assets
Cash and due from banks	462			316
Allowance for credit losses	(459)			(364)
Bank owned life insurance	1,049			1,003
Other assets	5,310			4,427
Total assets	$94,201			$82,688
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$17,374	$102.2	2.33%	$14,555	$101.3	2.77%
Savings and money market accounts	24,113	180.9	2.98	19,895	167.8	3.36
Certificates of deposit	9,834	100.4	4.05	9,654	118.1	4.87
Total interest bearing deposits	51,321	383.5	2.96	44,104	387.2	3.49
Short-term borrowings	3,243	33.7	4.13	3,480	45.8	5.24
Long-term debt	1,723	25.0	5.75	1,861	29.7	6.34
Qualifying debt	845	9.0	4.27	898	9.4	4.19
Total interest bearing liabilities	57,132	451.2	3.13	50,343	472.1	3.73
Interest cost of funding earning assets			2.04			2.43
Non-interest bearing liabilities
Non-interest bearing deposits	27,524			24,200
Other liabilities	1,681			1,380
Equity	7,864			6,765
Total liabilities and equity	$94,201			$82,688
Net interest income and margin (5)		$766.2	3.51%		$666.5	3.48%
(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.9 million and $10.0 million for the three months ended December 31, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $25.0 million and $22.1 million for the three months ended December 31, 2025 and 2024, respectively.
(3)    Interest income includes a reduction for earnings credits totaling of $56.6 million and $61.4 million for the three months ended December 31, 2025 and 2024, respectively.
(4)    Includes non-accrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$4,844	$292.9	6.05%	$3,531	$216.4	6.13%
Loans HFI:
Commercial and industrial	24,608	1,583.9	6.49	20,845	1,490.6	7.21
CRE - non-owner occupied	10,299	730.3	7.10	9,681	744.7	7.70
CRE - owner occupied	1,762	104.7	6.05	1,833	111.2	6.17
Construction and land development	4,232	351.7	8.31	4,747	440.1	9.28
Residential real estate	14,499	614.2	4.24	14,529	622.3	4.28
Consumer	31	2.1	6.70	54	3.8	7.00
Total loans HFI (1), (2), (3), (4)	55,431	3,386.9	6.14	51,689	3,412.7	6.63
Investment securities:
Taxable	15,919	726.9	4.57	13,159	616.0	4.68
Tax-exempt	2,218	95.9	5.42	2,230	95.0	5.34
Total investment securities (1)	18,137	822.8	4.67	15,389	711.0	4.78
Cash and other	4,344	190.3	4.38	3,656	201.0	5.50
Total interest earning assets	82,756	4,692.9	5.72	74,265	4,541.1	6.17
Non-interest earning assets
Cash and due from banks	384			293
Allowance for credit losses	(418)			(357)
Bank owned life insurance	1,032			589
Other assets	4,974			4,483
Total assets	$88,728			$79,273
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$16,259	$400.7	2.46%	$16,155	$480.7	2.98%
Savings and money market accounts	22,617	705.6	3.12	17,462	610.2	3.49
Certificates of deposit	10,015	431.5	4.31	10,085	509.3	5.05
Total interest bearing deposits	48,891	1,537.8	3.15	43,702	1,600.2	3.66
Short-term borrowings	2,651	120.4	4.54	3,893	216.3	5.56
Long-term debt	2,444	137.1	5.61	830	67.7	8.16
Qualifying debt	811	32.8	4.05	896	38.0	4.25
Total interest bearing liabilities	54,797	1,828.1	3.34	49,321	1,922.2	3.90
Interest cost of funding earning assets			2.21			2.59
Non-interest bearing liabilities
Non-interest bearing deposits	24,926			22,017
Other liabilities	1,571			1,455
Equity	7,434			6,480
Total liabilities and equity	$88,728			$79,273
Net interest income and margin (5)		$2,864.8	3.51%		$2,618.9	3.58%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $40.0 million and $39.5 million for the years ended December 31, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $102.4 million and $109.0 million for the years ended December 31, 2025 and 2024, respectively.
(3)    Interest income includes a reduction for earnings credits totaling $240.9 million and $239.8 million for the years ended December 31, 2025 and 2024, respectively.
(4)    Includes non-accrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Income Statement Classification of Earnings Credits
Unaudited
The tables below show the income statement classification for earnings credit amounts earned on non-interest bearing DDA:

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Income statement line item	(in millions)
Interest income	$56.6	$64.9	$61.3	$58.1	$61.4
Service charges and fees	7.2	5.4	4.4	4.2	6.3
Deposit costs (1)	123.6	126.3	101.7	90.9	133.3
Total ECR costs	$187.4	$196.6	$167.4	$153.2	$201.0

	Year Ended December 31,
	2025	2024
Income statement line item	(in millions)
Interest income	$240.9	$239.8
Service charges and fees	21.2	26.1
Deposit costs (1)	442.5	489.2
Total ECR costs	$704.6	$755.1
(1)    Earnings credits are a subset of total Deposit costs, which also include referral, reciprocal deposit and other costs.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(in millions)
Net interest income	$766.2	$750.4	$697.6	$650.6	$666.5
Total non-interest income	214.7	187.8	148.3	127.4	171.9
Net revenue	$980.9	$938.2	$845.9	$778.0	$838.4
Total non-interest expense	552.2	544.4	514.7	500.4	519.0
Pre-provision net revenue (1)	$428.7	$393.8	$331.2	$277.6	$319.4
Adjusted for:
Provision for credit losses	73.0	80.0	39.9	31.2	60.0
Income tax expense	62.5	53.3	53.5	47.3	42.5
Net income	$293.2	$260.5	$237.8	$199.1	$216.9

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(dollars in millions)
Total non-interest expense	$552.2	$544.4	$514.7	$500.4	$519.0
Less: Deposit costs	171.2	175.1	147.4	136.8	174.5
Total non-interest expense, excluding deposit costs	381.0	369.3	367.3	363.6	344.5
Divided by:
Total net interest income	766.2	750.4	697.6	650.6	666.5
Plus:
Tax equivalent interest adjustment	9.9	9.7	10.2	10.2	10.0
Total non-interest income	214.7	187.8	148.3	127.4	171.9
Less: Deposit costs	171.2	175.1	147.4	136.8	174.5
	$819.6	$772.8	$708.7	$651.4	$673.9
Efficiency ratio (2)	55.7%	57.4%	60.1%	63.5%	61.2%
Efficiency ratio, adjusted for deposit costs (2)	46.5%	47.8%	51.8%	55.8%	51.1%

Tangible Common Equity:
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	(dollars and shares in millions, except per share data)
Total equity	$7,946	$7,690	$7,407	$7,215	$6,707
Less:
Goodwill and intangible assets, net	649	651	653	656	659
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	293	293	293	—
Total tangible common equity	6,709	6,451	6,166	5,971	5,753
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$6,711	$6,453	$6,168	$5,973	$5,755
Total assets	$92,774	$90,970	$86,725	$83,043	$80,934
Less: goodwill and intangible assets, net	649	651	653	656	659
Tangible assets	92,125	90,319	86,072	82,387	80,275
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$92,127	$90,321	$86,074	$82,389	$80,277
Tangible common equity ratio (3)	7.3%	7.1%	7.2%	7.2%	7.2%
Common shares outstanding	109.5	110.2	110.4	110.4	110.1
Tangible book value per share, net of tax (3)	$61.29	$58.56	$55.87	$54.10	$52.27

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.